Exhibit 99.3

MedQuist Holdings Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information presents the historical consolidated financial information of MedQuist Holdings Inc. (“MedQuist”) and Multimodal Technologies Inc. (“Multimodal”).

     On August 18, 2011, MedQuist completed the Acquisition (the “Acquisition”) of Multimodal through a series of mergers between Multimodal and direct wholly-owned subsidiaries of MedQuist (the “Merger”). On the closing date, MedQuist paid an aggregate of approximately $49.0 million in cash to Multimodal's shareholders, optionholders and other third parties and issued an aggregate of 4,134,896 shares of MedQuist common stock to Multimodal's shareholders who are “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933. MedQuist is also obligated to pay up to approximately $28.8 million of additional cash consideration in three installments of approximately $16.3 million, $4.8 million and $7.7 million, respectively, following the first, second and third anniversaries of the closing date. MedQuist had no prior material relationship with Multimodal other than the agreements related to the Merger described in MedQuist's Form 8-K filed on August 23, 2011 and previously disclosed commercial transactions between MedQuist and its affiliates and Multimodal.

     The historical consolidated financial information of MedQuist has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma information does not reflect revenue opportunities and cost savings that may be realized after the Merger. The pro forma financial information also does not reflect expenses related to integration activity or exit costs that may be incurred by MedQuist in connection with integrating the businesses.

     The unaudited pro forma condensed combined balance sheet is presented as if the Merger occurred on June 30, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 are presented as if the Merger occurred on January 1, 2010 and combines MedQuist's audited consolidated statement of operations for the year ended December 31, 2010 with Multimodal's audited statement of operations for the year ended December 31, 2010 and combines MedQuist's unaudited consolidated statement of operations for the six months ended June 30, 2011 with Multimodal's unaudited statement of operations for the six months ended June 30, 2011.

     The pro forma adjustments related to the Merger are preliminary and do not reflect the final allocation of the excess of the purchase price over the fair value of the assets and liabilities acquired, as the fair values assigned to the various tangible and intangible assets acquired and liabilities assumed are preliminary. The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

     In accordance with SEC regulations, no benefit has been reflected in the accompanying pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011, for anticipated synergies from the Acquisition including the benefit of reducing certain third party speech recognition licensing costs by approximately $8.0 million annually by 2013, as the result of a transaction that MedQuist entered into with one of its current speech recognition vendors on June 30, 2011, pursuant to which MedQuist agreed to pay such third party vendor an agreed upon amount, prior to September 15, 2011, in full satisfaction of MedQuist's license fee obligations for the remainder of the current license term. As a result of this transaction and the Acquisition, MedQuist expects to transition its back-end speech recognition to the Multimodal platform during 2012. Any unamortized pre-paid license fees to the third party vendor that will not be utilized will be reflected as a restructuring expense.

     Further, the pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 reflect both the expensing of the historical Multimodal research and development costs as well as the amortization of developed technology based upon the fair value of the asset recorded in purchase accounting.

PF 1

Medquist Holdings Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2011
(In thousands)
	Historical
	MedQuist Holdings Inc.	Multimodal Technologies Inc.	Pro Forma Adjustments		Combined Pro Forma
Assets
Cash and cash equivalents	$60,801	$4,916	$(53,871)	(a); (b)	$11,846
Accounts receivable, net	74,025	3,331	(1,387)	(c)	75,969
Other current assets	24,900	2,367	—		27,267
Total current assets	159,726	10,614	(55,258)		115,082
Property and equipment, net	21,984	2,019	—		24,003
Goodwill	90,328	1,939	52,733	(d); (e)	145,000
Other intangible assets, net	102,552	797	63,153	(d); (e)	166,502
Deferred income taxes	7,089	—	83	(h)	7,172
Other assets	17,400	683	—		18,083
Total assets	$399,079	$16,052	$60,711		$475,842

Liabilities and Equity
Current portion of long term debt	$12,025	$—	$—		$12,025
Accounts payable	18,921	1,291	13,740	(c) ; (f)	33,952
Accrued expenses	39,394	2,435	—		41,829
Deferred revenue	8,553	2,293	(1,638)	(g)	9,208
Total current liabilities	78,893	6,019	12,102		97,014
Long term debt	257,807		—		257,807
Deferred income taxes	5,666	437	24,468	(h)	30,571
Related party payable	—	—	10,290	(f)	10,290
Other non-current liabilities	2,658	—	77	(i)	2,735
Total liabilities	345,024	6,456	46,937		398,417

Common stock	4,917	3,553	(3,139)	(j); (k)	5,331
Additional paid in capital	142,336	1,150	21,807	(j); (k)	165,293
Retained earnings (deficit)	(92,732)	4,872	(4,872)	(j)	(92,732)
Accumulated other comprehensive loss	(139)	21	(21)	(j)	(139)
Total MedQuist Holdings Inc shareholders’ equity	54,382	9,596	13,774		77,752
Noncontrolling interests	(327)	—	—		(327)
Total equity	54,055	9,596	13,774		77,425
Total liabilities and equity	$399,079	$16,052	$60,711		$475,842

The accompanying notes are an integral part of the these unaudited pro forma condensed combined financial statements.

PF 2

Medquist Holdings Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2010
(In thousands, except per share amounts)
	Historical
	MedQuist Holdings Inc.	Multimodal Technologies Inc.	Pro Forma Adjustments		Combined Pro Forma

Net revenues	$417,326	$20,003	$(5,407)	(l) ; (m)	$431,922
Cost of revenues	259,194	3,428	(5,175)	(l)	257,447
Gross Profit	158,132	16,575	(232)		174,475
Operating costs and expenses:
Selling, general and administrative	61,062	5,474	—		66,536
Research and development	12,030	4,281	—		16,311
Depreciation and amortization	32,617	547	6,824	(n)	39,988
Cost of legal proceedings and settlements	3,605	—	—		3,605
Acquisition and integration related charges	11,079	—	—		11,079
Total operating costs and expenses	120,393	10,302	6,824		137,519
Operating income	37,739	6,273	(7,056)		36,956
Gain on sale of investment	8,780	—	—		8,780
Equity in income of affiliated company	693	—	—		693
Other income	460	47	—		507
Loss on extinguishment of debt	(13,525)	—	—		(13,525)
Interest expense, net	(19,268)	—	—		(19,268)
Income from continuing operations before income taxes	14,879	6,320	(7,056)		14,143
Income tax provision (benefit)	(2,312)	2,060	5,909	(o)	5,657
Net income from continuing operations	$17,191	$4,260	$(12,965)		$8,486

Net income per common share from continuing operations
Basic	$0.14				$(0.09)
Diluted	$0.14				$(0.09)
Weighted average shares outstanding:
Basic	35,102		4,135	(p)	39,237
Diluted	35,954		4,135	(p)	40,089

The accompanying notes are an integral part of the these unaudited pro forma condensed combined financial statements.

PF 3

Medquist Holdings Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended June 30, 2011
(In thousands, except per share amounts)
	Historical
	MedQuist Holdings Inc.	Multimodal Technologies Inc.	Pro Forma Adjustments		Combined Pro Forma

Net revenues	$219,675	$12,070	$(3,743)	(q); (r)	$228,002
Cost of revenues	130,637	2,100	(3,590)	(q)	129,147
Gross Profit	89,038	9,970	(153)		98,855
Operating costs and expenses:
Selling, general and administrative	30,267	3,433	—		33,700
Research and development	4,892	3,564	—		8,456
Depreciation and amortization	17,297	463	3,412	(s)	21,172
Cost (benefit) of legal proceedings and settlements	(6,932)	—	—		(6,932)
Acquisition and restructuring	11,269	994	—		12,263
Total operating costs and expenses	56,793	8,454	3,412		68,659
Operating income	32,245	1,516	(3,565)		30,196
Other income (expense)	7	(33)	—		(26)
Interest expense, net	(13,998)	—	—		(13,998)
Income (loss) from continuing operations before income taxes	18,254	1,483	(3,565)		16,172
Income tax provision	2,030	703	3,735	(t)	6,468
Net income from continuing operations	$16,224	$780	$(7,300)		$9,704
Net income per common share from continuing operations

Basic	$0.17				$0.03
Diluted	$0.17				$0.03
Weighted average shares outstanding:
Basic	45,128		4,135	(u)	49,263
Diluted	46,410		4,135	(u)	50,545

The accompanying notes are an integral part of the these unaudited pro forma condensed combined financial statements.

PF 4

MedQuist Holdings In. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.) Description of the Acquisition

     As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on August 23, 2011 (the “Initial Form 8-K”), on August 18, 2011 (the “Closing Date”), MedQuist Holdings Inc. completed the Acquisition of Multimodal Technologies, Inc., a Pennsylvania corporation (“Multimodal”) through a series of mergers between Multimodal and direct wholly-owned subsidiaries of the Company (the “Merger”). As a result of the Merger, Multimodal became a direct wholly-owned subsidiary of the Company. On the Closing Date, the Company paid an aggregate of approximately $49.0 million in cash to Multimodal’s shareholders, optionholders and other third parties and issued an aggregate of 4,134,896 shares of the Company’s common stock (the “Shares”) to Multimodal’s shareholders who are “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933. The Company is also obligated to pay up to approximately $28.8 million of additional cash consideration in three installments of approximately $16.3 million, $4.8 million and $7.7 million, respectively, following the first, second and third anniversaries of the Closing Date.

2.) Basis of Presentation

     The unaudited pro forma condensed combined financial information is based on the historical financial statements of MedQuist and Multimodal and prepared and presented pursuant to the regulations of the SEC regarding pro forma financial information. The 2010 unaudited pro forma condensed combined financial information includes MedQuist's audited consolidated statement of operations for the year ended December 31, 2010. Multimodal historical financial information includes the audited statement of operations for the year ended December 31, 2010. The 2011 presentation includes the unaudited historical consolidated statement of operations of MedQuist for the six months ended June 30, 2011 and the unaudited historical consolidated balance sheet of MedQuist as of June 30, 2011. Multimodal's historical information includes the unaudited historical statement of operations for the six months ended June 30, 2011 and the unaudited historical balance sheet as of June 30, 2011.

     The unaudited pro forma condensed combined financial information was prepared using the Acquisition method of accounting under Financing Accounting Standards Board Accounting Standards Codification, or ASC, Topic 805, Business Combinations. ASC Topic 805 requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the Acquisition date, which is presumed to be the closing date of the Acquisition. The Acquisition closed on August 18, 2011. Accordingly, the pro forma adjustments reflected in the accompanying unaudited pro forma condensed combined financial information may be materially different from the actual Acquisition accounting adjustments required as of the Acquisition date.

     Under ASC Topic 820, Fair Value Measurements and Disclosures, “fair value” is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be unrelated buyers and sellers in the principal or the most advantageous market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

     Total Acquisition-related transaction costs incurred by MedQuist are expensed in the periods in which the costs are incurred. Under ASC Topic 805, Acquisition-related transaction costs (such as advisory, legal, valuation and other professional fees) are not included as components of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

     The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma financial information does not reflect revenue opportunities and cost savings that we may realize after the Acquisition. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that may be realized as a result of the Acquisition. The pro forma financial information also does not reflect expenses related to integration activity or exit costs that may be incurred by MedQuist in connection with integrating the businesses.

PF 5

MedQuist Holdings In. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Information

     In accordance with SEC regulations, no benefit has been reflected in the accompanying pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011, for anticipated synergies from the Acquisition including the benefit of reducing certain third party speech recognition licensing costs by approximately $8.0 million annually by 2013, as the result of a transaction that MedQuist entered into with one of its current speech recognition vendors on June 30, 2011, pursuant to which MedQuist agreed to pay such third party vendor an agreed upon amount, prior to September 15, 2011, in full satisfaction of MedQuist's license fee obligations for the remainder of the current license term. As a result of this transaction and the Acquisition, MedQuist expects to transition its back-end speech recognition to the Multimodal platform during 2012. Any unamortized pre-paid license fees to the third party vendor that will not be utilized will be reflected as a restructuring expense.

     Further, the pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 reflect both the expensing of the historical Multimodal research and development costs as well as the amortization of developed technology based upon the fair value of the asset recorded in purchase accounting.

3.) Accounting Policies

     MedQuist has performed a preliminary review of Multimodal's accounting policies and procedures. As a result of that review, MedQuist has not identified any differences between the accounting policies and practices of the two companies that, when conformed, may have a material impact on the future operating results.

4.) Consideration Transferred

     At August 18, 2011 MedQuist transferred the following consideration including deferred cash payments for the purchase of Multimodal.

(In thousands)
Initial cash consideration	$48,955
First deferred cash payment (present value)	15,127
Second deferred cash payment (present value)	4,135
Third deferred cash payment (present value)	6,155
MedQuist Holdings Inc. common stock (discounted)	23,370
Total consideration transferred	$97,742

     The initial cash consideration included payments to third parties of approximately $4.0 million. The deferred cash payments were discounted using our incremental borrowing rate under our revolving loan facility at 7.75%. The fair value of the unregistered common stock transferred was measured using MedQuist's closing stock price on August 18, 2011 and then discounted for the restrictions on the ability to sell or otherwise transfer the shares until such time as they are registered and able to be sold.

5.) Estimate of Assets to be Acquired and Liabilities to be Assumed

     Each of these adjustments represents preliminary estimates of the fair value of Multimodal's assets and liabilities and periodic amortization of such adjustments to the extent applicable at June 30, 2011. Actual adjustments will be made when the valuation is completed and will be based on the fair value of Multimodal's assets and liabilities at the closing date. Accordingly, the actual adjustments to Multimodal's assets and liabilities and the related amortization of such adjustments may differ from the estimates reflected in the unaudited pro forma condensed combined financial information.

     The following is a preliminary estimate of the assets acquired and the liabilities assumed by MedQuist in connection with the Acquisition, reconciled to the purchase consideration ($ in thousands) as if the transaction had occurred on June 30, 2011.

PF 6

MedQuist Holdings In. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Information

Estimate of Assets Acquired and Liabilities Assumed

(In thousands)	$5,698
Property and equipment	2,019
Other non current assets	683
Current liabilities	(4,381)
Non current liabilities	(77)
Trademarks and trade name	6,670
Developed technology	17,820
Non-competition agreements	5,640
Customer relationships	33,820
Deferred income taxes	(24,822)
Goodwill	54,672
Purchase price allocated	$97,742

The deferred income taxes represent the recognition of a deferred tax liability related to the book and tax differences recognized primarily related to amortizable intangible assets.

6.) Pro forma Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2011 (amounts in thousands)

Below is a description of the adjustments made in connection with the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2011.

(a) Represents cash of $4,916 not acquired.

(b) Represents cash paid at closing of $48,955.

(c) Represents elimination of historical accounts receivable and accounts payable of $1,387 between MedQuist and Multimodal.

(d) Represents the elimination of historical Multimodal goodwill and intangible assets.

(e) Represents the recognition of goodwill and identified amortizable assets arising from the Acquisition.

(f) Represents the recognition of a liability for the present value of future cash payments which were part of Acquisition consideration transferred.

(g) Represents the adjustment to record the fair value of deferred revenue acquired.

(h) Represents the recognition of a deferred tax liability related to the book and tax differences of recognized amortizable intangible assets which will be amortized for book purposes but which will not be deducted for tax purposes.

(i) Represents the recognition of other liabilities.

(j) Represents the elimination of Multimodal historical equity accounts.

(k) Represents the recognition of the fair value of equity consideration transferred in connection with the Acquisition.

PF 7

MedQuist Holdings In. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Information

7.) Pro forma Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2010 (amounts in thousands)

Below is a description of the adjustments made in connection with the preparation of the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2010.

(l) Represents the elimination of historical revenues and costs of $5,175 between MedQuist and Multimodal.

(m) Represents an adjustment to revenues by $232 to reflect the fair value of deferred revenue acquired.

(n) Represents the adjustment to reflect increased amortization of acquired intangible assets as shown in the table below:

	Amount	Estimated Life	Annual Amortization
Trademarks and trade name	$6,670	20	$334
Developed technology	17,820	9	1,980
Non-competition agreements	5,640	5	1,128
Customer relationships	33,820	10	3,382
	$63,950		$6,824

(o) Represents the adjustment to eliminate the historical income tax provision of Multimodal and to record the income tax provision of the combined entities at the effective tax rate based on statutory rates in effect for the respective period. However, the effective tax rate of the combined company could be different depending on post-Acquisition activities.

(p) Represents the additional shares of common stock issued in conjunction with the Acquisition.

     In accordance with SEC regulations, no benefit has been reflected in the accompanying pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011, for anticipated synergies from the Acquisition including the benefit of reducing certain third party speech recognition licensing costs by approximately $8.0 million annually by 2013, as the result of a transaction that MedQuist entered into with one of its current speech recognition vendors on June 30, 2011, pursuant to which MedQuist agreed to pay such third party vendor an agreed upon amount, prior to September 15, 2011, in full satisfaction of MedQuist's license fee obligations for the remainder of the current license term. As a result of this transaction and the Acquisition, MedQuist expects to transition its back-end speech recognition to the Multimodal platform during 2012. Any unamortized pre-paid license fees to the third party vendor that will not be utilized will be reflected as a restructuring expense.

     Further, the pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 reflect both the expensing of the historical Multimodal research and development costs as well as the amortization of developed technology based upon the fair value of the asset recorded in purchase accounting.

8.) Pro forma Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2011 (amounts in thousands)

Below is a description of the adjustments made in connection with the preparation of the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2011.

(q) Represents the elimination of historical revenues and costs of $3,590 between MedQuist and Multimodal.

(r) Represents an adjustment to revenues by $153 to reflect the fair value of deferred revenue acquired.

PF 8

MedQuist Holdings In. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Information

(s) Represents the adjustment to reflect increased amortization of acquired intangible assets as shown in the table below:

	Amount	Estimated Life	Annual Amortization
Trademarks and trade name	$6,670	20	$334
Developed technology	17,820	9	1,980
Non-competition agreements	5,640	5	1,128
Customer relationships	33,820	10	3,382
	$63,950		$6,824
Amortization for six months ended June 30, 2011			$3,412

(t) Represents the adjustment to eliminate the historical income tax provision of Multimodal and to record the income tax provision of the combined entities at the effective tax rate based on statutory rates in effect for the respective period. However, the effective tax rate of the combined company could be different depending on post-Acquisition activities.

(u) Represents the additional shares of common stock issued in conjunction with the Acquisition.

     In accordance with SEC regulations, no benefit has been reflected in the accompanying pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011, for anticipated synergies from the Acquisition including the benefit of reducing certain third party speech recognition licensing costs by approximately $8.0 million annually by 2013, as the result of a transaction that MedQuist entered into with one of its current speech recognition vendors on June 30, 2011, pursuant to which MedQuist agreed to pay such third party vendor an agreed upon amount, prior to September 15, 2011, in full satisfaction of MedQuist's license fee obligations for the remainder of the current license term. As a result of this transaction and the Acquisition, MedQuist expects to transition its back-end speech recognition to the Multimodal platform during 2012. Any unamortized pre-paid license fees to the third party vendor that will not be utilized will be reflected as a restructuring expense.

     Further, the pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 reflect both the expensing of the historical Multimodal research and development costs as well as the amortization of developed technology based upon the fair value of the asset recorded in purchase accounting.

9.) Supplemental Adjusted EBITDA

The following supplemental unaudited pro forma condensed combined schedules of Adjusted EBITDA are presented to provide the impact of the Acquisition on non-GAAP Adjusted EBITDA, an alternative measure of performance.

PF 9

MedQuist Holdings In. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Information

Medquist Holdings Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Adjusted EBITDA
For the six months ended June 30, 2011
(In thousands)
	Historical
	MedQuist Holdings Inc.	Multimodal Technologies Inc.	Pro Forma Adjustments	Combined Pro Forma
Net income from continuing operations	$16,224	$780	$(7,300)	$9,704
Income tax provision	2,030	703	3,735	6,468
Interest expense, net	13,998	—	—	13,998
Depreciation and amortization	17,297	463	3,412	21,172
Cost (benefit) of legal proceedings, settlements and accommodations	(6,932)	—	—	(6,932)
Acquisition and restructuring	11,269	994	—	12,263
Share based compensation and other non-cash awards (included in selling, general and administrative)	1,320	292	—	1,612
Adjusted EBITDA	$55,206	$3,232	$(153)	$58,285

Medquist Holdings Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Adjusted EBITDA
For the year ended December 31, 2010
(In thousands)
	Historical
	MedQuist Holdings Inc.	Multimodal Technologies Inc.	Pro Forma Adjustments	Combined Pro Forma
Net income from continuing operations	$17,191	$4,260	$(12,965)	$8,486
Income tax provision (benefit)	(2,312)	2,060	5,909	5,657
Interest expense, net	19,268	—	—	19,268
Loss on extinguishment of debt	13,525	—	—	13,525
Depreciation and amortization	32,617	547	6,824	39,988
Cost of legal proceedings, settlements and accommodations	3,605	—	—	3,605
Acquisition and restructuring	11,079	—	—	11,079
Gain on sale of investment	(8,780)	—	—	(8,780)
Equity in income of affiliated company	(693)	—	—	(693)
Share based compensation and other non-cash awards (included in selling, general and administrative)	765	—	—	765
Adjusted EBITDA	$86,265	$6,867	$(232)	$92,900

     In accordance with SEC regulations, no benefit has been reflected in the accompanying pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011, for anticipated synergies from the Acquisition including the benefit of reducing certain third party speech recognition licensing costs by approximately $8.0 million annually by 2013, as the result of a transaction that MedQuist entered into with one of its current speech recognition vendors on June 30, 2011, pursuant to which MedQuist agreed to pay such third party vendor an agreed

PF 10

MedQuist Holdings In. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Information

upon amount, prior to September 15, 2011, in full satisfaction of MedQuist's license fee obligations for the remainder of the current license term. As a result of this transaction and the Acquisition, MedQuist expects to transition its back-end speech recognition to the Multimodal platform during 2012. Any unamortized pre-paid license fees to the third party vendor that will not be utilized will be reflected as a restructuring expense.

     Further, the pro forma condensed combined statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 reflect both the expensing of the historical Multimodal research and development costs as well as the amortization of developed technology based upon the fair value of the asset recorded in purchase accounting.

     Adjusted EBITDA is a metric used by management to measure operating performance. Adjusted EBITDA is defined as net income from continuing operations, plus or minus income taxes, interest expense, net, loss on extinguishment of debt, depreciation and amortization, cost (benefit) of legal proceedings, settlements, and accommodations, acquisition and restructuring charges, share based compensation, the gain on sale of investment and equity in income of affiliated company. We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out the following:

•
potential differences caused by variations in capital structures (affecting interest expense, net), tax positions (such as the impact on periods or companies for changes in effective tax rates), the age and book depreciation of fixed assets (affecting depreciation expense);

•	the impact of non-cash charges, and

•	the impact of acquisition and integration related charges, restructuring charges, and certain unusual or nonrecurring items.

     Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

PF 11